EXHIBIT (11)(c)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 57 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-
572) on behalf of EV Traditional Connecticut Tax Free Fund, EV Traditional New Jersey Tax Free Fund and EV Traditional Pennsylvania Tax Free Fund, of our report dated August 25, 1995, relating to EV Traditional Connecticut Tax Free Fund, EV Traditional New Jersey Tax Free Fund and EV Traditional Pennsylvania Tax Free Fund, and of our report dated August 31, 1995, relating to Connecticut Tax Free Portfolio, New Jersey Tax Free Portfolio and Pennsylvania Tax Free Portfolio, which reports are included in the Annual Report to Shareholders for the year ended July 31, 1995 which is incorporated by reference in the Statement of Additional Information.

    We also consent to the reference to our Firm under the heading "The Funds' Financial Highlights" in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

                                                         DELOITTE & TOUCHE LLP

November 10, 1995
Boston, Massachusetts